MENTOR REPORTS THIRD QUARTER FINANCIAL RESULTS
WITH DOUBLE-DIGIT SALES AND EARNINGS GROWTH
AND RAISES GUIDANCE

•     Sales Increased to $120.6 Million in the Third Quarter Fiscal Year 2005, an Increase of 13% from the
  Prior Year

•     Raises Sales Guidance for Fiscal Year 2005 to a range of $475 Million to $480 Million

•     Diluted Earnings Per Share Were $0.34 in the Third Quarter Fiscal Year 2005, an Increase of 31% from the Prior Year

•     Raises EPS Guidance for Fiscal Year 2005 to a range of $1.33 to $1.35

SANTA BARBARA, February 2, 2005 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced diluted earnings per share (EPS) of $0.34 for the third quarter fiscal year 2005, ended December 31, 2004.  The Company raised its full-year guidance and expects fiscal year 2005 diluted EPS to be in a range of $1.33 to $1.35.

"In addition to reporting double digit sales and EPS growth, Mentor delivered significant operating leverage in the quarter," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "We advanced two key facial aesthetics development programs, our HyaliteTM hyaluronic acid-based dermal filler program and our botulinum toxin type A program.  We were also recently notified that our pending silicone gel breast implant product approval submissions will be reviewed by advisory panels in Canada and the U.S. within the next two months."

Product Sales
Total sales increased 13% to $120.6 million in the third quarter versus $106.5 million in the same period prior year.  The Company increased its full-year guidance and expects fiscal year 2005 total sales to be in a range of $475 million to $480 million.

•        Aesthetics Segment
         Mentor's Aesthetics business segment continued its solid double digit growth driven by breast implant sales.  Third quarter 2005 Aesthetics sales were $63.2 million, up 15% from sales in the third quarter 2004.

•        Surgical Urology Segment
   Mentor's Surgical Urology business segment also recorded double-digit sales growth, led by the women's health franchise.  Third quarter 2005 Surgical Urology product sales were $31.9 million, up 20% from sales in the third quarter 2004.

•        Clinical and Consumer Healthcare Segment
         Mentor's Clinical and Consumer Health product sales were $25.5 million, up 2% from sales in the third quarter 2004.
         Sales growth during the quarter was negatively impacted by several reimbursement changes, most notably by
         Medicare and Medi-Cal.

Product Development Pipeline
Mentor achieved several significant milestones in its product development pipeline focused on the Company's dermal filler and botulinum toxin programs, and the silicone gel-filled breast implant pre-market approval (PMA) program.

•        Dermal Filler Program
   Mentor is developing a next-generation hyaluronic acid-based dermal filler supported by its proprietary manufacturing process.  Mentor completed enrollment in its U.S. clinical development program for its proprietary, non-animal based, stabilized hyaluronic acid dermal filler product, Hyalite, formulated with lidocaine for improved patient comfort.  While all patients participating in the study will be followed for twelve months, Mentor plans to submit six-month data as part of its PMA application.

•        Botulinum Toxin Program
         Mentor is developing a next-generation botulinum toxin type A product based on proprietary technology that yields a purer formulation than other commercially available botulinum products.  During the quarter, the Company initiated the U.S. phase 1 dose escalation study for the cosmetic indications.

•        Silicone Gel-Filled Breast Implants
         The U.S. Food and Drug Administration notified Mentor that the Company's pending PMA for its smooth and textured silicone gel-filled breast implants will be reviewed by the Agency's General and Plastic Surgery Advisory
         Panel at a meeting scheduled for April 11-13, 2005.  Additionally, the Therapeutic Products Directorate of Health
         Canada has informed Mentor that it will convene an Expert Advisory Panel meeting on March 3, 2005, to review the Company's pending device license applications for its smooth and textured silicone gel-filled breast implants and for its Contour Profile Gel products.  Mentor currently manufactures and sells round and shaped silicone gel breast implants in more than fifty countries worldwide.

Financial Results
Mentor reported a significant improvement in leverage during the quarter with 13% sales growth, 18% growth in gross profit, 34% operating earnings growth and 31% growth in earnings per share.  Detailed financial statements are attached to this press release.

•       Sales
  Total sales in the third quarter 2005 were $120.6 million, up 13% from $106.5 million in the third quarter 2004.
  Included in the third quarter 2005 results were $3.6 million of positive foreign currency exchange effects, principally from the strong Euro.  A schedule of product sales by business segment and product franchise is attached to this press release and may be found in the investor relations section of the Company's website.

•       Gross Profit
  Gross profit for the third quarter 2005 was $77.7 million, or 64% of sales, compared to $66.0 million, or 62% of sales, in the third quarter 2004.  Key contributors to the improvement in Mentor's gross profit margin were improved manufacturing efficiencies, strong sales of higher margin products and lower materials cost.

•       Sales, General & Administrative
  Sales, general and administrative (SG&A) expense in the third quarter 2005 was $45.4 million, or 38% of sales, compared to $40.6 million, also 38% of sales, in the third quarter 2004.  Key contributors to the increase during the quarter were expenses related to Mentor's direct to consumer advertising program, compensation related expenses and expenses related to the Company's silicone gel breast implant PMA.

•       Research & Development
  Research and development (R&D) expense in the third quarter 2005 was $8.1 million compared to $7.2 million in the third quarter 2004.  During the quarter, Mentor's investment in R&D supported key product development programs.

•       Income Tax
  Income tax in the third quarter 2005 was $7.8 million, reflecting a 32% effective tax rate, the same rate as in the third quarter 2004.

•       Diluted Shares Outstanding
  Mentor's shares used in the diluted EPS calculation for the third quarter 2005 were approximately 50.0 million shares, compared to a restated 48.8 million for the third quarter 2004.  In accordance with a recently adopted accounting rule related to the accounting treatment for convertible debt, the Company increased the number of shares used for its diluted earnings per share calculation to reflect the additional shares that would result from conversion of the Company's convertible notes into common shares.  This increase was partially offset by repurchases of approximately 2.3 million shares late in the quarter.

•       Earnings per Share
  Diluted earnings per share (EPS) in the third quarter 2005 were $0.34, a 31% increase over diluted earnings per share of $0.26 in the third quarter 2004.  The Company raised its full-year guidance and expects fiscal year 2005 earnings per share to be in a range of $1.33 to $1.35.

        In accordance with the new accounting rule which applies to Mentor's convertible debt, the Company restated its previously reported diluted earnings per share for the first and second quarters of fiscal year 2005 to reflect the retroactive application of the rule as of the December 2003 issuance of Mentor's convertible notes.  A calculation of the Company's earnings per share is attached to this press release and may be found in the investor relations section of the Company's website.

•       Dividend
  Mentor increased its dividend to $0.17 per share in the third quarter 2005, compared to $0.15 per share in the third quarter 2004.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 934-3033 at 6:00 p.m. EST today until Midnight EST, February 9, 2005.  You may also listen to the live webcast at 5:00 p.m. EST today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us.  Forward-looking statements can often be identified by words such as "anticipates," "scheduled", "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, changes in the mix of our products sold, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in Medicare, Medicaid or third-party reimbursement policies, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, our inability to integrate new acquisitions, and other events.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:

Mentor Corporation
Peter R. Nicholson
Vice President, Corporate Development
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)
	Three months ended			Nine months ended
	December 31,			December 31,
	2004	2003		2004	2003

Net sales	$120,601	$106,502		$351,812	$304,871

Cost of sales	42,856	40,461		127,469	115,395
Gross profit	77,745	66,041		224,343	189,476

Selling, general and administrative expense	45,353	40,627		129,173	110,205
Research and development	8,053	7,216		24,636	22,470

	53,406	47,843		153,809	132,675

Operating income	24,339	18,198		70,534	56,801

Interest (expense)	(1,346)	(371)		(3,982)	(681)
Interest income	683	394		1,631	1,113
Other income (expense)	432	182		249	1,107

Income before income taxes	24,108	18,403		68,432	58,340

Income taxes	7,779	5,863		21,915	18,529
Net income	$16,329	$12,540		$46,517	$39,811

Earnings per share
Basic earnings per share	$0.39	$0.27		$1.10	$0.86
Diluted earnings per share*	$0.34	$0.26	*	$0.98	$0.82	*
Dividends per share	$0.17	$0.15		$0.49	$0.32

Weighted average shares outstanding
Basic	42,367	45,769		42,360	46,239
Diluted*	49,987	48,807	*	50,169	48,588	*

*Note: Prior year diluted earnings per share and weighted average shares outstanding have been restated to reflect the additional shares that would be issued upon conversion of out 2 ¾% convertible notes, in accordance with recently adopted EITF 04-8.

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)
	Three months ended
	December 31,
	2004	2003	% Change

Breast implants	$54,213	$48,034	12.9%
Body contouring	4,647	4,080	13.9%
Other aesthetics	4,321	2,707	59.6%
Aesthetic sales	$63,181	$54,821	15.2%

Penile implants	6,485	5,891	10.1%
Brachytherapy	3,937	3,666	7.4%
Womens health (pelvic floor)	5,361	3,903	37.4%
Disposable urinary care/other	16,098	13,061	23.3%
Surgical urology sales	$31,881	$26,521	20.2%

Clinical and consumer sales	$25,539	$25,160	1.5%

Total sales	$120,601	$106,502	13.2%

	Nine months ended
	December 31,
	2004	2003	% Change

Breast implants	$158,514	$139,362	13.7%
Body contouring	13,286	11,185	18.8%
Other aesthetics	11,247	6,976	61.2%
Aesthetic sales	$183,047	$157,523	16.2%

Penile implants	19,032	17,919	6.2%
Brachytherapy	11,580	10,728	7.9%
Womens health (pelvic floor)	16,523	9,979	65.6%
Disposable urinary care/other	47,032	39,887	17.9%
Surgical urology sales	$94,167	$78,513	19.9%

Clinical and consumer sales	$74,598	$68,835	8.4%

Total sales	$351,812	$304,871	15.4%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	December 31, 2004	March 31, 2004
Current assets:
Cash and marketable securities	$62,720	$118,418
Accounts receivable, net	102,795	106,016
Inventories	78,184	67,912
Deferred income taxes	22,894	22,488
Prepaid expenses and other	20,172	13,205
Total current assets	286,765	328,039

Property and equipment, net	76,414	77,529

Intangibles assets, net	36,782	51,014
Goodwill, net	24,661	23,711
Long-term marketable securities and investments	32,021	8,326
Other assets	8,527	10,160
	$465,170	$498,779

Liabilities and shareholders' equity
Current liabilities	$132,068	$129,930
Long-term deferred income taxes	2,752	2,549
Long-term accrued liabilities	9,351	17,996
Convertible subordinated notes	150,000	150,000
Shareholders' equity	170,999	198,304
	$465,170	$498,779

MENTOR CORPORATION
DILUTED EARNINGS PER SHARE RESTATEMENT
(unaudited, in thousands, except per share data)

Restatement of Diluted Earnings per Share for Adoption of EITF 04-8
"The Effect of Contingently Convertible Debt on Diluted Earnings per Share"

	Fiscal Year 2004 ending March 31, 2004					FY 2005
As Reported	Q1	Q2	Q3	Q4	FY04	Q1	Q2
Net income as reported	$16,033	$11,238	$12,540	$14,968	$54,779	$17,654	$12,534
Reported diluted EPS	$0.33	$0.23	$0.26	$0.32	$1.15	$0.39	$0.28
Weighted average shares
outstanding for diluted EPS	48,346	48,610	47,916	46,162	47,757	45,036	45,238
Year over year growth in diluted EPS	-3%	-12%	-4%	14%	0%	18%	22%

	Fiscal Year 2004 ending March 31, 2004					FY 2005
Restated Results	Q1	Q2	Q3*	Q4*	FY04*	Q1*	Q2*
Net income as reported	$16,033	$11,238	$12,540	$14,968	$54,779	$17,654	$12,534
Add back after tax interest expense
expense on convertible notes	-	-	145	802	947	802	802
Numerator for diluted EPS calculation	$16,033	$11,238	$12,685	$15,770	$55,726	$18,456	$13,336

Weighted average shares
outstanding for diluted as reported	48,346	48,610	47,916	46,162	47,757	45,036	45,238
Additional shares issuable for
convertible notes	-	-	891	5,121	1,515	5,125	5,128
Denominator for diluted EPS
calculation	48,346	48,610	48,807	51,283	49,272	50,161	50,366
Restated diluted earnings per
share	$0.33	$0.23	$0.26	$0.31	$1.13	$0.37	$0.26
Year over year growth in diluted
EPS after restatement	-3%	-12%	-4%	11%	-2%	12%	13%

* Effective for periods ending after December 15, 2004,  EITF 04-8 requires that the dilutive impact of contingently issuable shares from Mentor's $150 million convertible notes be included in the diluted earnings per share calculation.